Exhibit 99

Industry Veteran David A. Buckel Joins ANTs Software as CFO

SAN FRANCISCO--(BUSINESS WIRE)--January 28, 2010--ANTs Software (OTCBB: ANTS) announced today that industry veteran David A. Buckel has joined the company as Chief Financial Officer, bringing with him his extensive IT and technology financial management experience.

For more than ten years, Mr. Buckel has served as Chief Financial Officer for a number of public and private companies in the IT and technology industries. He has worked under a wide range of circumstances from startup ventures, consolidations and turnaround situations to leading fast growing profit driven corporations.

Mr. Buckel brings to ANTs extensive experience in SEC reporting, Sarbanes-Oxley compliance, investor relations, corporate development and the capital markets. He has held high level positions including public and private company board of director roles and has chaired and been a key member of both the audit and compensation committees for a number of public companies.

“David brings a specialized and unique industry background paired with valuable operational experience, which will strengthen the ANTs team and help us achieve our goals moving forward. Over the past year, we have made selective and strategic additions to our company to bolster our core capabilities. David has exceptional experience as a CFO, and he is an incredibly valuable addition to our team,” said Joe Kozak, CEO, ANTs Software.

Prior to joining ANTs, Buckel served as CFO for Ryla Inc., a fast growing call center solutions provider. He has also served as CFO for Internap Network Services, an industry leader in route control technology and a provider of high-performance solutions for business critical applications and Interland Inc., a publicly-traded applications hosting and Web services consulting company.

David received his MBA from Syracuse University and a bachelor’s degree in accounting from Canisius College. He is a Certified Management Accountant, CMA, by the Institute of Management Accountants.

About ANTs software, Inc.

The mission of ANTs Software is to help customers drive down IT operating costs by consolidating hardware and software infrastructure and eliminating cost inefficiencies. To this end, ANTs develops and sells the ANTs Compatibility Server (ACS), an innovative middleware solution that accelerates database consolidation between database vendors, enabling application portability. In addition to ACS, ANTs offers a complete portfolio of services ranging from architecting or managing IT infrastructure, to full application performance tuning and administrative services. ANTs is a public company with headquarters in San Francisco, California. Our shares trade on the OTC Bulletin Board under the symbol: ANTS. For more information visit, www.ants.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements concerning financial projections, financing activities, product development activities and sales and licensing activities. Such forward-looking statements are not guarantees of future results or performance, are sometimes identified by words of condition such as “should,” “could,” “expects,” “may,” or “intends,” and are subject to a number of risks and uncertainties, known and unknown, that could cause actual results to differ materially from those intended or anticipated. Such risks include, without limitation: potential delays in planned sales of ACS, problems securing the necessary financing to continue operations should revenues not be sufficient to offset expenses, problems encountered in commercializing the ANTs technology, potential of undetected infringing technology or non-infringing competitive technologies, difficulties experienced in product development, roadblocks experienced in sales and marketing activities, longer than expected sales processes, difficulties in recruiting knowledgeable and experienced personnel, possible problems in migrating applications using the ANTs Compatibility Server (ACS), and potential problems in protecting the Company’s intellectual property. Further information concerning these and other risks is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. The Company undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances occurring after the date of this press release.

CONTACT:
For ANTs software Inc.
Todd Fromer, 212-896-1215
tfromer@kcsa.com
or
ANTs software Inc.
Cesar Rojas, 650-931-0535
cesar.rojas@ants.com